EXHIBIT 21



                             CTG RESOURCES, INC. AND SUBSIDIARIES
                     ----------------------------------------------------

                                SUBSIDIARIES OF THE REGISTRANT
                                ------------------------------




                                                               Percentage of Voting
                                         Incorporated Under    Securities Owned By
   Name of Subsidiary                         Laws of            Immediate Parent
   ------------------                    ------------------    --------------------

   Connecticut Natural Gas
      Corporation ("CNG")(1)                Connecticut                100%
      CNG Realty Corp.                      Connecticut                100%
      The Greenwich Gas System, Inc.(2)     Connecticut                100%


   The Energy Network, Inc.("TEN")(3)       Connecticut                100%
       The Hartford Steam Company           Connecticut                100%
       ENServe, Incorporated                Connecticut                100%
       ENI Gas Services, Inc.               Connecticut                100%
       TEN Gas Services, Inc.               Connecticut                100%
       TEN Transmission Company             Connecticut                100%

[FN]
(1) CNG Realty Corp. is a wholly owned subsidiary of CNG at September 30, 1998.

(2) The Greenwich Gas System, Inc.:  inactive.

(3) The Hartford Steam Company, ENServe, Incorporated, ENI Gas Services, Inc., TEN Gas Services, Inc. and TEN Transmission Company are wholly owned subsidiaries of TEN at September 30, 1998.